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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) APRIL 29, 2003

WHITE MOUNTAINS INSURANCE GROUP, LTD.
(Exact name of registrant as specified in its charter)

BERMUDA (State or other jurisdiction of incorporation or organization)	1-8993 (Commission file number)	94-2708455 (I.R.S. Employer Identification No.)
80 SOUTH MAIN STREET, HANOVER, NEW HAMPSHIRE 03755 (Address of principal executive offices)

(603) 640-2200
(Registrant's telephone number, including area code)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits. The following exhibit is filed herewith:

EXHIBIT INDEX

99(a) Press Release of White Mountains Insurance Group, Ltd. dated April 29, 2003.

ITEM 9. REGULATION FD DISCLOSURE.

The following information is furnished pursuant to Item 12, "Disclosure of Results of Operations and Financial Condition" but is being provided under Item 9, "Regulation FD Disclosure" pursuant to SEC Release 33-8216.

On April 29, 2003, White Mountains Insurance Group, Ltd. issued a press release announcing its results for the quarter ended March 31, 2003. The press release is attached hereto as Exhibit 99 (a) to this Form 8-K. Certain information included in the press release represent non-GAAP financial measures (as defined in Regulation G of the Securities and Exchange Commission). Specifically, non-GAAP financial measures disclosed in the press release are the discussion and presentation of fully converted tangible book value per common share and also a reference to an adjusted GAAP combined ratio for Folksamerica for the first quarter of 2002.

White Mountains' management believes that fully converted tangible book value per common share and discussion of the annualized percentage change in the Company's fully converted tangible book value per share represents a better measure of the increase in shareholder value than book value per share because fully converted tangible book value more closely reflects the intrinsic value of the Company. Book value per share is derived by dividing the Company's total GAAP shareholders' equity as of a given date by the number of common shares outstanding as of that date, including the dilutive effects of outstanding options and warrants to acquire common shares. Fully converted tangible book value per share is derived by expanding the book value per share calculation to include (i) the effects of assumed conversion of all convertible securities and (ii) any remaining unamortized goodwill or deferred credits as of the applicable date. A separate schedule is included in Exhibit 99(a) to this Form 8-K which details the calculation of the Company's fully converted tangible book value per common share. As described above, book value per common share can be calculated by excluding the assumed conversion of convertible preference shares to common shares in both the book value per share numerator and the book value per share denominator.

Additionally, the press release includes a statement regarding Folksamerica's 103% GAAP combined ratio for the three months ended March 31, 2002 when adjusted to exclude the effect of a $17.0 million one-time reduction in a recoverable allowance originally established in connection with Folksamerica's 2000 acquisition of PCA Property and Casualty Insurance Company ("PCA"). On an unadjusted basis, the one-time reduction in the allowance served to decrease Folksamerica's GAAP combined ratio by 12 points (to a 91% GAAP combined ratio). The allowance was initially established in 2000 and relates to a recoverable resulting from PCA's claims against the second injury disability trust fund ("second injury fund") in the State of Florida. The Company reduced the allowance in 2002 because the collection experience and financial stability of the second injury fund had improved significantly since the acquisition and the allowance was determined to be unnecessary. The Company did not participate in the second injury fund prior to the acquisition of PCA, nor is such a recoverable allowance likely to occur in the future because the second injury fund was placed into run-off in 1998. Because Folksamerica's unadjusted first quarter 2002 GAAP combined ratio includes this one-time reinsurance recoverable adjustment, management does not believe that it accurately reflects the profitability from operations in the first quarter of 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
DATED: MAY 6, 2003	By:	/s/ J. BRIAN PALMER J. Brian Palmer Chief Accounting Officer

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EXHIBIT INDEX
SIGNATURES